UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2013

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
______________________________________ (State or other jurisdiction	____________________ (Commission	____________________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin		53209
_____________________________________________________________ (Address of principal executive offices)		__________________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On November 20, 2013, the Board of Directors (the “Board”) of Johnson Controls, Inc. (the “Company”) elected Raymond L. Conner to the Board effective upon the close of the Board meeting on that date. Also at that time, the Board appointed Mr. Conner to serve as a member of the Compensation and Finance Committees of the Board.

Mr. Conner is Executive Vice President of The Boeing Company, Chicago, Illinois (an aerospace, commercial jetliners, and military defense systems company) and president and chief executive officer of Boeing Commercial Airplanes, positions he has held since June 2012. From August 2011 to June 2012, Mr. Conner led Sales, Marketing and Commercial Aviation Services for Boeing Commercial Airplanes. From December 2008 to August 2011, Mr. Conner was vice president and general manager of Supply Chain Management and Operations for Boeing Commercial Airplanes. Mr. Conner served as vice president of Sales for Commercial Airplanes for Boeing Commercial Airplanes from December 2007 to December 2008 and as vice president of Sales for the Americas from February 2003 and December 2007. Mr. Conner has held positions of increasing importance since joining The Boeing Company in 1977.

There are no arrangements or understandings between Mr. Conner and any other person pursuant to which Mr. Conner was elected a director of the Company. There are no transactions in which Mr. Conner has an interest requiring disclosure on the part of the Company under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Board has made a determination that Mr. Conner is independent pursuant to the listing standards of the New York Stock Exchange as well as the Company’s Corporate Governance Guidelines and qualifies as independent for purposes of serving on the Compensation Committee.

The Company’s Non-Employee Director Compensation Policy, as amended as of October 1, 2013, is applicable to Mr. Conner. In connection with Mr. Conner’s election to the Board on November 20, 2013, he will receive a pro rata portion of the current $110,000 annual cash retainer the Company pays to its non-employee directors as well as a pro rata portion of the annual $135,000 retainer that is paid in shares of the Company’s common stock. The shares of common stock will be issued pursuant to the Johnson Controls, Inc. 2003 Stock Plan for Outside Directors.

The Board also took action at the November 20, 2013 meeting to increase the size of the Board from 11 to 12 members; the Board elected Mr. Conner as a director to fill the vacancy created by the increase in the number of directors. This action did not require an amendment to the Company’s By-Laws because the By-Laws provide for a range in the size of the Board of not less than 9 nor more than 13 members, with the Board being required to determine the size of the Board within this range by resolution.

A copy of the press release announcing Mr. Conner’s election to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Retirement of Stephen A. Roell

In addition, as previously announced, Stephen A. Roell will retire as Chairman and a director of the Company effective December 31, 2013. Mr. Roell has served as a director since 2004 and Chairman since 2008. Mr. Roell also previously served as President and Chief Executive Officer of the Company. Accordingly, the Board also acted at the November 20, 2013 meeting to reduce its size from 12 to 11 members effective upon the retirement of Mr. Roell from the Board effective December 31, 2013. The Board had previously acted to elect Alex A. Molinaroli as Chairman of the Board effective January 1, 2014. Mr. Molinaroli is the Company’s Chief Executive Officer and President and is a director.

Revisions to Equity-Based Award Agreements

On November 19, 2013, the Compensation Committee (the “Committee”) of the Company’s Board approved revisions to the forms of equity-based award agreements used for performance share unit awards, restricted stock/restricted stock unit awards and option/stock appreciation right awards under the Johnson Controls, Inc. 2012

Omnibus Incentive Plan (the “Plan”) and made awards using those forms, including awards to the Company’s named executive officers.

The revision to the performance share unit awards removes the requirement that, to receive pro rata vesting upon retirement, the recipient remain employed until the last day of the calendar year after the calendar year in which the award is made. The revisions to the restricted stock/restricted stock unit awards and the option/stock appreciation right awards change the requirement that, to receive continued or accelerated vesting upon retirement, the recipient remain employed until the last day of the calendar year after the calendar year in which the award is made to a requirement that the recipient remain employed until the first anniversary of the day the award is made.

These revised terms also apply to outstanding awards granted January 23, 2013, the date the Company’s shareholders approved the Plan. The changes affect awards made to all participating employees, including the Company’s named executive officers.

The preceding description of the revisions to the forms of award agreements is a summary only and is qualified in its entirety by the revised form of performance share unit agreement approved by the Committee, which is filed herewith as Exhibit 10.1(a) and incorporated herein by reference, the revised form of restricted stock/restricted stock unit agreement approved by the Committee, which is filed herewith as Exhibit 10.1(b) and incorporated herein by reference, and the revised form of option/stock appreciation right agreement approved by the Committee, which is filed herewith as Exhibit 10.1(c) and incorporated herein by reference. Also filed herewith as Exhibit 10.1(d) and incorporated herein by reference is a special version of the revised form of performance share unit agreement that the Committee approved for use for recipients who have, at the time of the grant, announced an intention to retire from the Company at a date that will occur prior to the end of the full performance period. This form of agreement does not include the proration upon retirement that the normal form contemplates because, for recipients who have announced a retirement date, the Company would instead reduce the size of the award to reflect the proration at the time of grant based on the portion of the performance period prior to the recipient’s retirement. The Company is using this form for a named executive officer who has announced an intention to retire. Using this form with an adjusted award size has the same substantive result as using the standard form.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

10.1 (a)*	Form of performance share unit agreement for Johnson Controls, Inc. 2012 Omnibus Incentive Plan for recipients who have not announced an intention to retire

10.1 (b)*	Form of restricted stock/restricted stock unit agreement for Johnson Controls, Inc. 2012 Omnibus Incentive Plan

10.1 (c)*	Form of option/stock appreciation right agreement for Johnson Controls, Inc. 2012 Omnibus Incentive Plan

10.1 (d)*	Form of performance share unit agreement for Johnson Controls, Inc. 2012 Omnibus Incentive Plan for recipients who have announced an intention to retire

99.1	Press release issued by Johnson Controls, Inc., dated November 20, 2013.

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

November 21, 2013	By:	/s/ Jerome D. Okarma
		Name:	Jerome D. Okarma
		Title:	Vice President, Secretary and General Counsel